THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

Exhibit 16.1

November 12, 2009

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

RE: PB Properties & Investments, Inc.

We have withdrawn our services as auditors for PB Properties & Investments, Inc. as of September 30, 2009.

We have read the statements that we understand PB Properties & Investments, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC

Certified Public Accountants